UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Karyopharm Therapeutics Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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85 Wells Avenue, Newton, Massachusetts 02459

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 16, 2016

Dear Stockholder:

You are cordially invited to our 2016 Annual Meeting of Stockholders on Thursday, June 16, 2016, beginning at 8:00 a.m., Eastern time, at our headquarters, 85 Wells Avenue, Newton, Massachusetts 02459, for the following purposes:

1. To elect three directors to serve as Class III directors for a three-year term to expire at the 2019 annual meeting of stockholders;

2. To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3. To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 29, 2016, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 19, 2016, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•	Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

•	Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);

•	Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

•	Vote in person at the Annual Meeting.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

Michael G. Kauffman, M.D., Ph.D.

Chief Executive Officer

Newton, Massachusetts

April 29, 2016

- i -

85 Wells Avenue, Newton, Massachusetts 02459

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 16, 2016

The board of directors of Karyopharm Therapeutics Inc. is soliciting the enclosed proxy for use at the 2016 annual meeting of stockholders, or the Annual Meeting, to be held at the company’s headquarters, 85 Wells Avenue, Newton, Massachusetts 02459, on June 16, 2016 at 8:00 a.m., local time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on June 16, 2016:

This proxy statement and our annual report are available electronically at www.proxyvote.com.

On April 29, 2016, we mailed a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report on Form 10-K, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me these proxy materials?

We are providing these proxy materials because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may vote your shares as described in further detail in the answer to the question “How do I vote?” below.

The Notice of Annual Meeting, proxy statement, and voting instructions, together with our Annual Report on Form 10-K for the year ended December 31, 2015, will be made available to each stockholder entitled to vote starting on or about April 29, 2016. These materials are available for viewing, printing and downloading on the Internet at www.proxyvote.com.

Who can vote at the Annual Meeting and what are the voting rights of such stockholders?

Only stockholders who owned our common stock on April 19, 2016 are entitled to vote at the Annual Meeting. On this record date, there were 35,928,851 shares of our common stock outstanding (each of which entitles its holder to one vote per share). Common stock is our only class of stock outstanding.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)	To elect three directors to serve as Class III directors for a three-year term to expire at the 2019 annual meeting of stockholders.

(2)	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Stockholders will also act on any other business that may properly come before the meeting, or any adjournment thereof.

How many votes do I have?

Each share of our common stock that you own as of April 19, 2016 entitles you to one vote.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)	Over the Internet: Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on the Notice (or your proxy card) to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on June 15, 2016, the day before the Annual Meeting, for your proxy to be validly submitted over the Internet and your vote to count.

(2)	By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have the Notice (or your proxy card) in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on June 15, 2016, the day before the Annual Meeting, for your telephonic proxy to be valid and your vote to count.

(3)	By Mail: If you received a printed copy of the proxy materials, complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received not later than June 15, 2016, the day before the Annual Meeting, for it to be valid and your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

(4)	In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person, or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm, or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your bank, brokerage firm, or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your bank, brokerage firm, or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)	In Person at the Annual Meeting: You must bring an account statement or letter from your bank, brokerage firm or other nominee showing that you are the beneficial owner of the shares as of the record date in order to vote your shares at the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record.

If you hold your shares of our common stock in multiple accounts, you should vote your shares as described above for each account.

Can I revoke or change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on June 15, 2016.

(2)	Sign a new proxy and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than June 15, 2016. Only your latest dated proxy will be counted.

(3)	Attend the Annual Meeting and vote in person as instructed above. Attending the Annual Meeting alone will not revoke your Internet vote, telephone vote, or proxy submitted by mail, as the case may be.

(4)	Give our Corporate Secretary written notice before or at the Annual Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy as described in the answer to the question “How do I vote?” above.

Will my shares be voted if I do not return my proxy or do not provide specific voting instructions in the proxy card or voting instruction form that I submit??

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy by mail, or by ballot at the Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the Annual Meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not timely return your voting instructions. Brokers can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

Proposal 1, election of directors, is a non-discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal, and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 2, ratification of the selection of our independent registered public accounting firm, is considered a discretionary matter, and your brokerage firm will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name. We encourage you to timely provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions to them.

How many shares must be represented to hold the Annual Meeting?

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the Annual Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail, or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares on Proposal 1, or broker non-votes. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 19, 2016, or 35,928,851 shares, constitutes a quorum at the Annual Meeting, permitting us to conduct the business of the Annual Meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Election of Directors

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;

•	vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is considered a discretionary matter. If your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.

Although stockholder ratification of our audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

•	FOR the election of each of the three nominees to serve on our board of directors, each for a three-year term to expire at the 2019 annual meeting of stockholders; and

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than the election of three members of our board of directors and the ratification of the selection of our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting proxies. Our directors, officers, and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers, and other employees no additional compensation for these services. We do not currently plan to hire a proxy solicitor to help us solicit proxies, although we reserve the right to do so. We will ask banks, brokerage firms, and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended

December 31, 2015 that we filed with the SEC, we will send you one without charge. Please write to: Karyopharm Therapeutics Inc.

85 Wells Avenue

Newton, Massachusetts 02459

Attn: Investor Relations

All of our SEC filings are also available free of charge under the heading “Financials & Filings—SEC Filings” in the “Investors” section of our website at www.karyopharm.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year to serve for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or until their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our board of directors may fill existing vacancies on the board of directors by appointment.

The term of office of our Class III directors, Garen G. Bohlin, Mikael Dolsten, M.D., Ph.D. and Michael G. Kauffman, M.D., Ph.D., will expire at the Annual Meeting. Accordingly, the nominees for Class III directors for election at the Annual Meeting are Mr. Bohlin and Drs. Dolsten and Kauffman. If Mr. Bohlin and Drs. Dolsten and Kauffman are elected at the Annual Meeting, each such individual will be elected to serve for a three-year term that will expire at our 2019 annual meeting of stockholders and until such individual’s successor is duly elected and qualified.

If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Bohlin and Drs. Dolsten and Kauffman or in the event that any of Mr. Bohlin or Drs. Dolsten or Kauffman is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2019 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Karyopharm Therapeutics Inc.
Garen G. Bohlin	68	Director

Mikael Dolsten, M.D., Ph.D.	57	Director

Michael G. Kauffman, M.D., Ph.D.	52	Chief Executive Officer and Director

Garen G. Bohlin. Mr. Bohlin has served as a member of our board of directors since October 2013. Since April 2012, Mr. Bohlin has focused exclusively on service on boards of directors and consulting. From January 2010 until his retirement in April 2012, he served as Executive Vice President of Constellation Pharmaceuticals, Inc., a biopharmaceutical company, where he served as a part-time business partner with the Chief Executive Officer. Prior to Constellation Pharmaceuticals, Mr. Bohlin served as Chief Operating Officer of Sirtris Pharmaceuticals, Inc., a biotechnology company, from January 2006 to December 2009, where he played key roles in the overall management of Sirtris, its initial public offering and the sale of the company to GlaxoSmithKline. Mr. Bohlin was the founding Chief Executive Officer of Syntonix Pharmaceuticals, Inc., a biopharmaceutical company, from 1999 through December 2008, where he played a key role in the overall management of Syntonix, positioning it for an eventual sale to Biogen Idec. Prior to Syntonix, Mr. Bohlin was Executive Vice President of Genetics Institute, Inc., a biotechnology company, where he played a key role in overall management, its initial public offering and its sale to American Home Products/Wyeth, and a partner at Arthur Andersen & Co., a public accounting and consulting organization. Mr. Bohlin serves on the boards of directors and audit committees of Collegium Pharmaceutical, Inc., Tetraphase Pharmaceuticals, Inc. and Proteon Therapeutics, Inc., each a public biopharmaceutical company, and he also serves on the nominating and corporate governance committee of Proteon Therapeutics, Inc. He previously served as a director of several private and public biotechnology companies. Mr. Bohlin holds a B.S. in Accounting from the University of Illinois. We believe Mr. Bohlin’s qualifications to serve on our board of directors include his extensive industry and board experience, including his audit committee experience, with publicly traded and privately held biotechnology companies.

Mikael Dolsten, M.D., Ph.D. Dr. Dolsten has served as a member of the board of directors since March 2015. He has served as the President of Worldwide Research and Development and Executive Vice President of Pfizer Inc., a biopharmaceutical company, since December 2010. Dr. Dolsten served as President of Worldwide Research and Development and Senior Vice President of Pfizer Inc. from May 2010 until December 2010 and President of Pfizer BioTherapeutics Research & Development Group and Senior Vice President of Pfizer Inc. from October 2009 until May 2010. From June 2008 to October 2009, Dr. Dolsten served as Senior Vice President of Wyeth, a biopharmaceutical company that was acquired by Pfizer Inc. in October 2009, and President, Wyeth Research from June 2008 to October 2009. Prior to joining Wyeth, Dr. Dolsten was a Private Equity Partner at Orbimed Advisors, LLC and Executive Vice President, Head of Pharma Research at Boehringer Ingelheim, a pharmaceutical company. Dr. Dolsten also previously held research leadership positions at AstraZeneca, Pharmacia and Upjohn. We believe Dr. Dolsten’s qualifications to serve on our board of directors include his depth of experience leading pharmaceutical research and development teams at large public companies. He is widely recognized as a leader within the medical research and drug development community and this level of expertise is significant to our board of directors as we continue to advance our clinical development pipeline and initiate additional clinical trials.

Michael G. Kauffman, M.D., Ph.D. Dr. Kauffman has served as Karyopharm’s Chief Executive Officer since January 2011 and has been one of our directors since 2008. Dr. Kauffman co-founded Karyopharm with Dr. Sharon Shacham in 2008 and served as our President from January 2011 to December 2013 and as Chief Medical Officer from December 2012 to December 2013. Prior to joining Karyopharm, he was Chief Medical Officer of Onyx Pharmaceuticals Inc., a biopharmaceutical company, from November 2009 to December 2010. From November 2008 to November 2009, Dr. Kauffman was Chief Medical Officer of Proteolix Inc., which was acquired by Onyx Pharmaceuticals. At Proteolix, he led the development of Kyprolis® (carfilzomib), a novel proteasome inhibitor approved in refractory myeloma by the FDA in July 2012. Dr. Kauffman was an operating partner at Bessemer Venture Partners from 2006 to 2008, where he led investments in biotechnology companies. From 2006 to 2008, he was President and Chief Executive Officer of Epix Pharmaceuticals, Inc., a biopharmaceutical company that underwent liquidation proceedings through an assignment for the benefit of creditors under Massachusetts law in 2009. Dr. Kauffman was President and Chief Executive Officer of Predix Pharmaceuticals, Inc., a private biopharmaceutical company focused on G protein-coupled receptors (GPCR), from 2002 until its merger into Epix Pharmaceuticals in 2006. In that role, he led the merger of Predix Pharmaceuticals and Epix Pharmaceuticals, oversaw the discovery and development of four new clinical candidates and led collaboration transactions with Amgen and GlaxoSmithKline. From March 2000 to September 2002, Dr. Kauffman was Vice President, Clinical at Millennium Pharmaceuticals, Inc., a biopharmaceutical company, where he led the VELCADE® development program. From September 1997 to March 2000, Dr. Kauffman held a number of senior positions at Millennium Predictive Medicine, Inc., a biopharmaceutical company and a subsidiary of Millennium Pharmaceuticals, where he led the discovery and development of novel molecular diagnostics for major cancers, including melanoma, and led transactions with Becton-Dickenson and

Bristol Myers Squibb. From August 1995 to September 1997, Dr. Kauffman held a number of senior positions at Biogen Idec, Inc., a biopharmaceutical company, where he led the clinical development of anti-CD40L antibodies in autoimmune and inflammatory diseases, and acted as the main medical advisor to the Biogen business development group. Dr. Kauffman currently serves on the board of directors and compensation committee of Verastem Inc., a public biopharmaceutical company, and on the board of directors and the compensation committee of Metamark Genetics Inc., a private molecular diagnostics company. Dr. Kauffman previously served on the board of directors and compensation and audit committees of Zalicus Inc., a biotechnology company. Dr. Kauffman received his B.A. in Biochemistry from Amherst College and his M.D. and Ph.D. from Johns Hopkins Medical School, and he trained in internal medicine and rheumatology at Beth Israel (now Beth Israel Deaconess Medical Center) and Massachusetts General Hospitals. He is board certified in internal medicine. We believe Dr. Kauffman’s qualifications to serve on our board of directors include his extensive experience in the healthcare industry as well his extensive knowledge of our company and its business since inception through service in multiple executive leadership positions and as a member of our board.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2017 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Karyopharm Therapeutics Inc.
J. Scott Garland	47	Director

Barry E. Greene	52	Director

Mansoor Raza Mirza, M.D.	55	Director and Clinical Consultant

J. Scott Garland. Mr. Garland has served as a member of our board of directors since November 2014. Mr. Garland has been the Senior Vice President and Chief Commercial Officer at Relypsa Inc., a publicly-traded biopharmaceutical company, since November 2014. Prior to Relypsa, Mr. Garland served as Executive Vice President and Chief Commercial Officer of Exelixis, Inc., a biopharmaceutical company focused on developing and commercializing cancer treatments, from October 2011 to October 2014. Prior to joining Exelixis, from April 2002 to October 2011, Mr. Garland held positions at Genentech, Inc., most recently serving as Vice President of Genentech’s Avastin® franchise, where he led the U.S. sales and marketing efforts for the drug. Prior to that position, he served as Vice President, Hematology Marketing and Sales, overseeing the Rituxan® franchise and as a Director on the Tarceva® franchise. From July 1997 to April 2002, Mr. Garland held several positions within the sales and marketing division of Amgen, Inc. and from July 1991 to July 1995, he served as a professional sales representative at Merck & Co., Inc. Mr. Garland has an M.B.A. from Duke University’s Fuqua School of Business and a B.A. from California Polytechnic University (San Luis Obispo). We believe Mr. Garland’s qualifications to serve on our board of directors include his more than 20 years of sales, marketing and commercialization experience in the pharmaceutical and biopharmaceutical industry as well as his extensive management experience at publicly-traded biopharmaceutical companies.

Barry E. Greene. Mr. Greene has served as a member of our board of directors since January 2013 and as our Lead Independent Director since January 2015. Mr. Greene has served as President and Chief Operating Officer of Alnylam Pharmaceuticals, Inc., a public biopharmaceutical company, since 2007, as its Chief Operating Officer since 2003, and from 2004 through 2005, as its Treasurer. Mr. Greene joined Alnylam in 2003, bringing over 15 years of experience in the healthcare industry and in consulting. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., a biopharmaceutical company, where he led the company’s global strategy and execution for its oncology business, including strategic business direction and execution, culminating in the successful FDA approval and launch of VELCADE® (bortezomib) in mid-2003. Prior to joining Millennium in 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com, a healthcare consulting company. Prior to Mediconsult.com, Mr. Greene’s experience included serving as Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck), a biopharmaceutical company; Vice President, Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and a partner of Andersen Consulting, a consulting company, where he was responsible for the pharmaceutical/biotechnology marketing and sales practice. Mr. Greene currently is a member of the board of directors of Acorda Therapeutics, Inc., a public biopharmaceutical company, where he serves as a member of its compensation committee. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and served as a Senior Scholar at Duke University, Fuqua School of Business. We believe Mr. Greene’s qualifications to serve on our board of directors and as our Lead Independent Director include his extensive experience in the healthcare and consulting industries as well his practical experience guiding new drugs through the commercialization process.

Mansoor Raza Mirza, M.D. Dr. Mirza has served as a member of our board of directors since October 2010. He has also served as a clinical consultant to us since 2010. Dr. Mirza is Chief Oncologist at the Department of Oncology, Rigshopitalet—the Copenhagen University Hospital, Denmark. Dr. Mirza is both a medical and radiation oncologist, with a primary focus in non-surgical treatment of gynecologic cancers. His key academic goals are to promote clinical research, international trial collaboration and education, and he has broad experience in clinical protocol development, trial conduct and clinical trial regulations. Dr. Mirza is the author of several phase 1, 2 and 3 studies and serves as the chair of the Independent Data Safety Monitoring Committee of the OUTBACK trial, which is a large international cervical cancer trial. He is the senior author of national Danish guidelines for the management of endometrial, cervical, vulvar and non-epithelial ovarian cancers as well as of the Nordic Society of Gynecologic Oncology (NSGO) radio therapy guidelines for cervical and vulvar cancers. His other current appointments include service as President-Elect of the NSGO, Medical Director of the NSGO-Clinical Trial Unit, Vice-Chairman of the Danish Gynecological Cancer Society, Founding Executive Member of the European Network of Gynecologic Oncology Trials Group, and membership on the faculty of the European Society of Medical Oncology. He also serves on the board of directors of the Gynecologic Cancer Intergroup, a private organization promoting high quality clinical trials, and Metamark Genetics, Inc., a private biopharmaceutical company. He holds a M.D., Diploma in Surgery and Diploma in Clinical Oncology from the Pirogov Moscow State Medical Institute as well as post-graduate education and certification in radiation and medical oncology from the University of Southern Denmark. We believe Dr. Mirza’s qualifications to serve on our board of directors include his position as an expert in the non-surgical treatment of cancer, and gynecologic cancers in particular, and his knowledge of our company and its business through service on our board since October 2010.

Term Expiring at the

2018 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Karyopharm Therapeutics Inc.
Deepika R. Pakianathan, Ph.D.	51	Director

Kenneth E. Weg	77	Director

Deepika R. Pakianathan, Ph.D. Dr. Pakianathan has served as a member of our board of directors since April 2013. Since 2001, Dr. Pakianathan has been a Managing Member at Delphi Ventures, a venture capital firm focused on biotechnology and medical device investments, where she leads the firm’s biotechnology investment activities. From 1998 to 2001, Dr. Pakianathan was a senior biotechnology banker at JPMorgan, a global investment bank, from 1997 to 1998, she was a Research analyst covering biotech at Genesis Merchant Group and from 1993 to 1997 she was a post-doctoral research scientist at Genentech. Dr. Pakianathan serves on the boards of directors of Alexza Pharmaceuticals, Inc., a public biopharmaceutical company, where she serves as a member of its compensation committee; Alder Biopharmaceuticals, Inc., a public biopharmaceutical company, where she serves as a member of its compensation committee; Calithera Biosciences, Inc., a public biopharmaceutical company, where she serves as a member of its compensation and nominating and governance committees; and OncoMed Pharmaceuticals, Inc., a public biopharmaceutical company, where she serves as a member of its audit and compensation committees. From 2009 to February 2013, Dr. Pakianathan served on the board of directors of PTC Therapeutics, Inc., and from 2007 to 2012, Dr. Pakianathan served on the board of directors of Relypsa, Inc., each a public biopharmaceutical company. Dr. Pakianathan received a B.Sc. from the University of Bombay, India, a M.Sc. from The Cancer Research Institute at the University of Bombay, India, and an M.S. and Ph.D. from Wake Forest University. We believe Dr. Pakianathan’s qualifications to serve on our board of directors include her experience as a venture capital investor in, and director of, multiple biotechnology companies, as well as her experience as a biotechnology investment banker, research analyst and research scientist.

Kenneth E. Weg. Mr. Weg has served as a member of our board of directors since February 2013. Mr. Weg served as President and Chief Executive Officer of Metamark Genetics, Inc., a private biotechnology company, from September 2015 to February 2016, where he has also served as a founder and chairman since 2005. He has over 35 years of experience in the pharmaceutical industry with global biopharmaceutical companies Bristol-Myers Squibb Company and Merck & Co., Inc. From 1993 to 1998, he was President, Worldwide Medicines Group of Bristol-Myers Squibb, responsible for all ethical pharmaceuticals and over-the-counter medicines on a global basis. Mr. Weg also served as Vice-Chairman of the Board of Bristol-Myers Squibb from 1993 to 1998. He retired from Bristol-Myers Squibb in February 2001. From January 2002 to August 2013, Mr. Weg served as a director of AVEO Pharmaceuticals, Inc., a public biotechnology company. Mr. Weg also served as non-Executive Chairman of Millennium Pharmaceuticals until that company was acquired by Takeda, Inc. in 2008. He holds a B.A. in English Literature from Dartmouth College and an M.B.A. from Columbia University. We believe Mr. Weg’s qualifications to serve on our board of directors include his extensive leadership experience in the global pharmaceutical industry, including his extensive executive leadership at Bristol-Myers Squibb, and his experience as a member of the boards of directors of multiple biopharmaceutical companies.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MR. GAREN G. BOHLIN, DR. MIKAEL DOLSTEN AND DR. MICHAEL G. KAUFFMAN.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Karyopharm Therapeutics Inc. is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics, which applies to all of our officers, directors and employees, Corporate Governance Guidelines, and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Business Conduct and Ethics and Corporate Governance Guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.karyopharm.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics that are required to be disclosed by law or Nasdaq listing standards. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attn: Investor Relations.

Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has undertaken a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Drs. Kauffman and Mirza, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our board of directors also determined that Messrs. Bohlin and Garland and Dr. Pakianathan, who currently comprise our audit committee (and Mr. Greene, who served on our audit committee until Mr. Garland’s appointment on April 12, 2016), Messrs. Greene and Weg and Dr. Pakianathan, who comprise our compensation committee, and Messrs. Bohlin and Weg and Dr. Dolsten, who currently comprise our nominating and corporate governance committee (and Mr. Garland, who served on our nominating and corporate governance committee until Mr. Dolsten’s appointment on April 12, 2016), satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers, except that Dr. Kauffman, our Chief Executive Officer and a director, is married to Dr. Shacham, our President and Chief Scientific Officer.

Board Leadership Structure

Our bylaws and Corporate Governance Guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement the role of Lead Independent Director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company.

At this time, we do not have a Chairman of the Board, though our board of directors appointed Mr. Greene to serve as Lead Independent Director in January 2015. While our board of directors believes that oversight of our company is the responsibility of our board of directors as a whole, and this responsibility can be properly discharged without a Chairman or Lead Independent Director, our board of directors determined that appointing

Mr. Greene as Lead Independent Director would facilitate interactions between Dr. Kauffman, our Chief Executive Officer, and the other independent directors and would enable the board of directors and the company to utilize Mr. Greene’s breadth of experience across many strategic and operational matters in development stage biotechnology companies.

Mr. Greene serves as a liaison between our Chief Executive Officer and our independent directors. Mr. Greene meets regularly and communicates directly with the independent directors outside the presence of management and reports any comments and concerns of the independent directors to our Chief Executive Officer. He also meets regularly with our senior management to discuss operational and strategic matters. Mr. Greene presides over executive sessions of the board of directors and provides our Chief Executive Officer with a formal annual review, as well as regular informal feedback, based on the consensus views collected from members of our board of directors.

While Dr. Kauffman facilitates communications between members of our board of directors and works with management in the preparation of the agenda for each meeting of the board of directors, Mr. Greene also has an important role in establishing the agenda, determining what information is provided to our board of directors and coordinating with management to ensure that sufficient meeting time is allocated to each agenda item. Additionally, all of our directors are encouraged to make suggestions for agenda items or pre-meeting materials for meetings of our board of directors.

Our board of directors has concluded that the current leadership structure described above is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future, as it deems appropriate.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of members of our board of directors, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

Our board of directors met seven times during 2015, including telephonic meetings. During that year, each of our directors attended or participated telephonically in 75% or more of the total number of meetings of the board of directors and the committees on which he or she served.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the heading “Corporate Governance” in the “Investors” section of our website at www.karyopharm.com.

Audit Committee

During 2015, the members of our audit committee were Messrs. Bohlin and Greene and Dr. Pakianathan. Mr. Garland joined this committee in April 2016 in connection with his rotation off of our nominating and corporate governance committee and Mr. Greene’s rotation off of this committee. Mr. Bohlin is the chair of the audit committee. Our board of directors has determined that Mr. Bohlin qualifies as an “audit committee financial expert” within the meaning of SEC regulations and the Nasdaq Listing Rules. In making this determination, our board has considered the formal education and nature and scope of Mr. Bohlin’s previous experience, coupled with past and present service on various audit committees. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met six times during fiscal year 2015, including telephonic meetings. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	recommending to our board whether the audited financial statements should be included in our annual report;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	meeting independently with our registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Compensation Committee

The members of our compensation committee are Messrs. Greene and Weg and Dr. Pakianathan. Mr. Greene is the chair of the compensation committee. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met seven times during 2015. The compensation committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board with respect to non-employee director compensation; and

•	reviewing and discussing with management our compensation disclosure required by SEC rules.

The compensation committee generally meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with our Chief Executive Officer, our Chief Financial Officer and/or our General Counsel. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the compensation committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the compensation committee grants the compensation committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During 2015, the compensation committee engaged Arnosti Consulting, Inc., or ACI, an independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The company pays the cost for ACI’s services. However, the compensation committee retains the sole authority to direct, terminate, or engage ACI’s services. Other than the services provided to the compensation committee, ACI provided advice to the company with respect to compensation for employees at the Vice President level. Compensation for all services provided to the company by ACI did not exceed $120,000 during 2015.

Historically, the compensation committee has approved most of the significant adjustments to annual compensation, determined variable cash compensation and equity awards, and established new performance objectives at one or more meetings held during the last quarter of the year. However, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The compensation committee is responsible for making determinations, or making recommendations to our board of directors, regarding compensation of executive officers, making changes to pre-approved salary ranges, salary increases, equity awards, variable cash compensation targets, incentive payments, and pre-approved equity ranges for new hires and high performers, and making material changes to benefits offered to our employees. In addition, the compensation committee makes recommendations to our board of directors regarding the compensation of non-employee directors. The compensation committee also administers our equity-based plans and determines whether to approve smaller increases in the number of shares reserved under our 2013 Stock Incentive Plan, or 2013 Plan, and 2013 Employee Stock Purchase Plan, or 2013 ESPP, that automatically occur each year pursuant to the “evergreen” provisions of such plans.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. Pursuant to our 2013 Plan, the compensation committee has delegated to our Chief Executive Officer, President, Chief Financial Officer and General Counsel the authority to approve grants of stock options and to our Chief Executive Officer and the President and Chief Scientific Officer the authority to approve grants of awards of restricted stock units, or RSUs, to employees who are not executive officers, subject to certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.

Nominating and Corporate Governance Committee

During 2015, the members of our nominating and corporate governance committee were Messrs. Bohlin, Garland and Weg. Dr. Dolsten joined this committee in April 2016 in connection with Mr. Garland’s rotation to the audit committee. Mr. Weg is the chair of the nominating and corporate governance committee. The committee met four times during fiscal year 2015. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board of directors the persons to be nominated for election as directors and to each committee of our board of directors;

•	reviewing and making recommendations to our board of directors with respect to management succession planning;

•	developing and recommending to our board corporate governance principles; and

•	overseeing periodic evaluations of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Our board of directors has determined that Messrs. Bohlin and Weg and Dr. Dolsten are independent under applicable Nasdaq listing standards.

Compensation Committee Interlocks and Insider Participation

During 2015, the members of our compensation committee were Messrs. Greene and Weg and Dr. Pakianathan. Mr. Greene is the chair of our compensation committee. Except for the relationships of Dr. Kauffman and Mr. Weg described below, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during 2015. During 2015, no member of our compensation committee was a current or former officer or employee of Karyopharm or had any related person transaction involving Karyopharm.

Dr. Kauffman, our Chief Executive Officer and a director, is a director of Metamark Genetics, Inc. Mr. Weg, a member of our compensation committee, served as President and Chief Executive Officer of Metamark Genetics, Inc. from September 2015 to February 2016.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website, www.karyopharm.com, a current copy of the Code of Business Conduct and Ethics and all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee will consider, among other things, the following factors:

•	reputation for personal and professional integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our company;

•	strong finance experience;

•	commitment to understand our company and its industry;

•	interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the members of our board of directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The committee may consider such factors, including, without limitation, diversity, as it may deem are in the best interests of our company and its stockholders. The committee further believes it is appropriate for at least one member of our board of directors to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The committee believes it is appropriate for our Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies a new nominee that meets the criteria above. The committee generally inquires of our board of directors and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience, and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. In June 2014, the nominating and corporate governance committee engaged Russell Reynolds Associates to conduct a search for additional directors with extensive development or commercialization expertise to join our board of directors. The nominating and corporate governance committee may in the future engage this or other third-party search firms in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management, or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Stockholders wishing to recommend a director candidate for consideration by our nominating and corporate governance committee must write to our Corporate Secretary. Recommendation of director candidates must be received by our Corporate Secretary at our principal executive offices. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth under “Stockholder Proposals.” If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy statement and proxy card for the next annual meeting.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. All members of our board of directors serving at the time attended our 2015 annual meeting of stockholders held on May 22, 2015.

Communications with Our Board of Directors

Stockholders seeking to communicate with our board of directors must submit their written comments to our Corporate Secretary, Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459. The Corporate Secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our Corporate Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Director Compensation

We compensate non-employee members of our board of directors for their service. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are also reimbursed for travel, lodging, and other reasonable expenses incurred in attending board of directors or committee meetings.

In October 2013, our board of directors, upon the recommendation of our compensation committee, established the following compensation guidelines for non-employee board members:

•	Each non-employee director will receive, on an annual basis, a cash retainer of $30,000;

•	Any non-employee director serving as independent Chairman or Lead Independent Director of our board of directors will receive an additional cash retainer of $20,000 per year;

•	Each non-employee director who serves as a chairperson of either of the audit committee or the compensation committee will receive a cash retainer of $15,000 per year;

•	Each non-employee director who serves as a chairperson of the nominating and corporate governance committee will receive a cash retainer of $10,000 per year;

•	Each non-employee director who serves on the audit committee, the compensation committee or the nominating and corporate governance committee will receive a cash retainer of $5,000 per year for service on each such committee;

•	Each non-employee director elected to our board of directors will receive a one-time award of an option to purchase 20,000 shares of our common stock upon such non-employee director’s initial election to our board of directors, which option shall vest with respect to one-third of the shares on the first anniversary of the grant date and with respect to an additional 1/36th of the shares at the end of each successive month following the first anniversary of the grant date until the third anniversary of the grant date; and

•	After each annual meeting of our stockholders, each non-employee director will receive an additional option to purchase 10,000 shares of our common stock, which option shall vest in full on the first anniversary of the grant date.

The stock options granted to our non-employee directors for service on our board of directors or its committees have an exercise price equal to the fair market value of our common stock on the date of grant, expire ten years after the date of grant, and are subject to the director’s continued service on our board of directors. To the extent that a non-employee director has other responsibilities to our company in addition to service on our board of directors, such director may receive additional compensation to the extent as deemed appropriate by our board of directors.

In March 2015, our board of directors, upon the recommendation of our compensation committee, revised the compensation guidelines for non-employee board members, to become effective upon the adjournment of our 2015 annual meeting of stockholders held in May 2015, such that:

•	Each non-employee director will receive, on an annual basis, a cash retainer of $35,000;

•	Any non-employee director serving as independent Chairman or Lead Independent Director of our board of directors will receive an additional cash retainer of $35,000 per year; and

•	Each non-employee director who serves on the audit committee will receive a cash retainer of $7,500 per year for service on each such committee, other than the chair of the audit committee, who will receive a cash retainer of $15,000 per year.

Dr. Mirza serves as a clinical consultant to us pursuant to a consulting agreement with an entity wholly-owned by Dr. Mirza, for which he was paid (through such entity) a consulting fee of $22,500 per month during 2015. See “Certain Relationships and Related Person Transactions—Consulting Arrangements.”

The following table sets forth information concerning the compensation for our non-employee directors during the fiscal year ended December 31, 2015:

Director Compensation

Name(1)	Fees Earned or Paid In Cash ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Garen G. Bohlin(4)	53,750	175,588	—		229,338

Mikael Dolsten, M.D.(5)	33,750	595,444	—		629,194

J. Scott Garland(6)	38,750	175,588	—		214,338

Barry E. Greene(7)	85,764	175,588	—		261,352

Mansoor Raza Mirza, M.D.(8)	33,750	175,588	270,160	(9)	479,498

Deepika R. Pakianathan, Ph.D.(10)	45,625	175,588	—		221,213

Kenneth E. Weg(11)	48,750	175,588	—		224,338

(1)	Dr. Kauffman, one of our directors who also serves as our Chief Executive Officer, does not receive any compensation for his service as a director.
(2)	Amounts represent cash compensation for services rendered by each member of our board of directors for their services on our board of directors or a committee thereof.
(3)	Amounts listed represent the aggregate fair value amount computed as of the grant date of the option awards granted during 2015 in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Assumptions used in the calculation of these amounts are included in Note 9, Stock-based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(4)	As of December 31, 2015, Mr. Bohlin held options to purchase 30,606 shares of our common stock.
(5)	Dr. Dolsten was elected to our board of directors on March 31, 2015. As of December 31, 2015, Dr. Dolsten held options to purchase 30,000 shares of our common stock.
(6)	As of December 31, 2015, Mr. Garland held options to purchase 30,000 shares of our common stock.
(7)	As of December 31, 2015, Mr. Greene held options to purchase 33,636 shares of our common stock.
(8)	As of December 31, 2015, Dr. Mirza held options to purchase 77,463 shares of our common stock, of which 12,121 were held by Mirza Consulting, an entity wholly-owned by Dr. Mirza.
(9)	Amount listed represents $270,160 paid to Mirza Consulting, an entity wholly-owned by Dr. Mirza, for consulting and advisory services provided to us by Dr. Mirza.
(10)	As of December 31, 2015, Dr. Pakianathan held options to purchase 40,000 shares of our common stock.
(11)	As of December 31, 2015, Mr. Weg held options to purchase 30,606 shares of our common stock.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends, stock repurchases, or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers, and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors. These indemnification agreements require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015 and discussed them with Company management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015.

We have received from, and discussed with, Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters to be discussed as required by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and all other communications required under the standards of the PCAOB. In addition, we have discussed with Ernst & Young LLP its independence from management and the Company, have received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, and have considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Garen G. Bohlin (chair)
J. Scott Garland
Deepika R. Pakianathan

EXECUTIVE COMPENSATION

This section discusses the material elements of our executive compensation policies and important factors relevant to an analysis of these policies. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the “Summary Compensation Table” below and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation earned by each of our named executive officers during each of the fiscal years ended December 31, 2014 and 2015. Our named executive officers for 2015 were Dr. Kauffman, our Chief Executive Officer, Dr. Shacham, our President and Chief Scientific Officer; and Mr. Primiano, our Senior Vice President, Corporate Development and General Counsel. We have also elected to set forth information regarding compensation earned by Mr. Renz, our Executive Vice President, Chief Financial Officer and Treasurer, and we refer to him as a named executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael G. Kauffman, M.D., Ph.D.	2015	500,000	—	3,896,500	150,000	10,980	4,557,480
Chief Executive Officer(5)	2014	440,000	—	—	198,000	10,820	648,820

Sharon Shacham, Ph.D., M.B.A.	2015	412,000	—	3,896,500	103,000	10,980	4,422,480
President and Chief Scientific Officer	2014	385,000	—	—	138,500	10,820	534,320

Justin A. Renz, C.P.A., M.S.T., M.B.A.	2015	355,000	537,300	876,713	85,200	10,980	1,865,193
Executive Vice President, Chief Financial Officer & Treasurer	2014	129,375	—	7,702,898	36,000	157	7,868,430

Christopher B. Primiano, J.D., M.B.A.	2015	333,631	537,300	3,216,835	100,200	10,980	4,198,946
Senior Vice President, Corporate Development, General Counsel and Secretary	2014	213,750	—	1,871,595	60,500	7,982	2,153,827

(1)	Amounts represent the aggregate fair value amount computed as of the grant date of the restricted stock units awarded during 2015 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9, Stock-based Compensation, of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	Amounts represent the aggregate fair value amount computed as of the grant date of the option awards granted during 2014 and 2015 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9, Stock-based Compensation, of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(3)	Amounts represent awards to our named executive officers under our annual performance-based cash incentive program. See “Narrative Disclosure to Summary Compensation Table—Annual Performance-Based Cash Incentives” for a description of that program. Annual bonus compensation for 2014 was earned in 2014 and paid in 2015. Annual bonus compensation for 2015 was earned in 2015 and paid in 2016.
(4)	Amounts represent (i) the dollar value of life insurance premiums paid by us on behalf of our named executive officers, (ii) the amount we contributed to our 401(k) plan in respect of our named executive officers, which is tested annually for compliance with applicable tax laws and limited accordingly and (iii) the dollar value of medical insurance premiums paid by us on behalf of our named executive officers not participating in our company-sponsored medical plan. In 2014, we paid $420, $420, $157; and $332 in life insurance premiums on behalf of Dr. Kauffman, Dr. Shacham, Mr. Renz and Mr. Primiano, respectively. Also in 2014, we made 401(k) plan contributions of $15,506 and $14,043 in respect of Dr. Kauffman and Dr. Shacham, respectively. In 2015, we paid $380 in life insurance premiums for each of Drs. Kauffman and Shacham and Messrs. Renz and Primiano. Also in 2015, we made 401(k) plan contributions $10,600 in respect of each of Drs. Kauffman and Shacham and Messrs. Renz and Primiano.
(5)	Dr. Kauffman also serves as a member of our board of directors but does not receive any compensation for his service as a director.

Narrative Disclosure to Summary Compensation Table

Our compensation committee makes compensation decisions regarding our named executive officers or makes recommendations concerning executive compensation to our board of directors. In May 2013, our compensation committee engaged Arnosti Consulting, Inc., or ACI, an independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. ACI provided these consulting services throughout 2014 and 2015. Although our board of directors and compensation committee consider the advice and recommendation of any independent compensation consultants as to our executive compensation program, the board of directors and compensation committee ultimately make their own decisions about these matters.

Base Salary

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. Historically, base salaries for our named executive officers typically have been established through arm’s length negotiation at the time the executive officer is appointed, taking into account the position for which the named executive officer is being considered and the named executive officer’s qualifications, prior experience and prior salary. None of our named executive officers is currently party to an employment agreement or other service agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation committee reviews and evaluates the need for adjustment of the base salaries of each of our named executive officers, including our Chief Executive Officer. Our Chief Executive Officer provides input to our compensation committee with respect to the base salaries of our named executive officers other than our Chief Executive Officer and our President and Chief Scientific Officer. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors with other companies.

In 2014, we paid base salaries to Dr. Kauffman, Dr. Shacham, Mr. Renz and Mr. Primiano of $440,000, $385,000, $129,375, and $213,750, respectively. The base salaries for 2015 for each of Dr. Kauffman, Dr. Shacham, Mr. Renz and Mr. Primiano are $500,000, $412,000 and $355,000 and $333,631, respectively.

Annual Performance-Based Cash Incentives

We have designed our annual performance-based cash incentive program to emphasize pay-for-performance, on corporate and individual levels, and to reward our named executive officers for the preceding year’s performance. Subsequent to our initial public offering, each named executive officer has been eligible, at our compensation committee’s discretion, to receive an annual performance-based cash incentive, which we refer to as an annual cash incentive, in an amount corresponding to a percentage of his or her base salary. The target amount of the annual cash incentive is determined, prior to the applicable fiscal year, by our compensation committee, to be based upon the accomplishment of certain objective corporate milestones for the applicable fiscal year, and the amount of the annual cash incentive paid to our named executive officers is determined by our compensation committee, upon a consideration of the level of achievement of these milestones. The final evaluation made by our compensation committee does not involve a predetermined mathematical formula. Our compensation committee has authority to adjust the incentive payout each year in connection with its review of our company’s performance and the named executive officer’s individual performance. For 2015, our board of directors approved target cash incentive compensation at 60% of Dr. Kauffman’s annual salary and 50% of Dr. Shacham’s annual salary, and the compensation committee approved target cash incentive compensation at 40% of Mr. Primiano’s annual salary and 40% of Mr. Renz’s annual salary. No changes were made to these targets for 2016.

For 2014, the objective factors contributing to corporate performance were based on (i) the achievement of clinical milestones, including initiating later phase studies in hematologic malignancies and solid tumors, meeting with the U.S. Food and Drug Administration regarding the end of our Phase 1 studies and advancing our pipeline compounds in non-oncology indications and (ii) the closing of our July 2014 public offering of our common stock. Based upon these clinical achievements and the completion of the company’s fundraising activities, our board of directors, on the recommendation of the compensation committee, determined that it was appropriate for each of Drs. Kauffman and Shacham to receive 90% of such named executive officer’s respective annual cash incentive target for 2014 and the compensation committee determined that it was appropriate for each of Messrs. Renz and Primiano to receive 90% of such named executive officer’s respective annual cash incentive target for 2014.

For 2015, the objective factors contributing to corporate performance were based on (i) the achievement of certain clinical milestones, including accrual on later phase studies in hematologic malignancies and initiation of additional later phase clinical studies and combination clinical studies for selinexor, our lead drug candidate, (ii) advancement of our drug candidates in our pipeline and (iii) the closing of our January 2015 public offering of our common stock and year-end cash position. Based upon these clinical, development and financial achievements, our board of directors, on the recommendation of the compensation committee, determined that it was appropriate for each of Drs. Kauffman and Shacham to receive 50% of such named executive officer’s respective annual cash incentive target for 2105 and the compensation committee determined that it was appropriate for each of Messrs. Renz and Primiano to receive 60% of such named executive officer’s respective annual cash incentive target for 2015.

In 2014, we awarded cash incentives to Dr. Kauffman, Dr. Shacham, Mr. Renz and Mr. Primiano in the amounts of $198,000, $138,500, $36,000 and $75,500, respectively. In 2015, we awarded cash incentives to Dr. Kauffman, Dr. Shacham, Mr. Renz and Mr. Primiano in the amounts of $150,000, $103,000, $85,200 and $85,200, respectively.

Equity Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. While we do not currently have any equity ownership guidelines for our named executive officers, we believe that equity grants provide our named executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our named executive officers and our stockholders. We believe stock options and restricted stock units provide meaningful incentives to our named executive officers to achieve increases in the value of our stock over time. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our named executive officers to remain employed by us during the vesting period.

We have used stock options to compensate our named executive officers in the form of initial grants in connection with the named executive officer’s appointment to his or her position, generally on an annual basis thereafter, and also at various times, including, prior to our initial public offering, concurrent with our preferred stock financings in order to address dilution to existing options attributable to such financings. Prior to our initial public offering, the award of stock options to our named executive officers has been made upon the recommendation of the compensation committee and the approval of our board of directors. Subsequent to our initial public offering, such awards have been made upon the approval of our compensation committee, or in the case of Drs. Kauffman and Shacham, upon the approval of our board of directors following the recommendation of the compensation committee. None of our named executive officers is currently party to an employment or other service agreement with us that provides for automatic award of stock options. We have granted stock options to our named executive officers with time-based vesting, and, prior to our initial public offering, have also granted stock options with performance-based vesting and an ability to early exercise. The options that we grant to our named executive officers with time-based vesting typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/48th of the shares underlying the option on a monthly basis thereafter. The options that we have granted to our named executive officers with performance-based vesting become exercisable upon the attainment of certain operational milestone events recommended by the compensation committee and approved by our board of directors. The options that we have granted to our named executive officers with an ability to early exercise are immediately exercisable in full, provided that any shares issued upon exercise will remain subject to the original vesting terms. In addition, in the event such named executive officer ceases service to us or our successor in the capacity of an employee, officer, director or consultant for cause, then such shares that are both vested and unvested are subject to repurchase by us. In the event such named executive officer ceases service to us or our successor, other than for cause, then only the unvested portion of such shares are subject to repurchase by us. For all options, vesting rights cease upon, and exercise rights cease shortly after, termination of employment or other service except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

Beginning in 2015, we decided to also use RSUs to compensate certain of our named executive officers. The compensation committee decided to grant RSUs to enhance the Company’s ability to retain and motivate company personnel who are expected to make important contributions to the Company.

In 2015, our compensation committee granted stock options to our named executive officers, pursuant to the 2013 Plan, as follows:

Name	Date of Grant	Option Award (#)	Grant Date Fair Value ($)(1)

Michael G. Kauffman, M.D., Ph.D.	01/19/2015	200,000	3,896,500
Sharon Shacham, Ph.D., M.B.A.	01/19/2015	200,000	3,896,500
Justin A. Renz, C.P.A., M.S.T., M.B.A.	01/19/2015	45,000	876,713
Christopher B. Primiano, J.D., M.B.A.	01/19/2015	125,000	2,435,312
Christopher B. Primiano, J.D., M.B.A.	09/18/2015	75,000	781,523

In 2015, our compensation committee also awarded restricted stock units to some of our named executive officers, pursuant to the 2013 Plan, as follows:

Name	Date of Grant	Stock Award (#)	Grant Date Fair Value ($)(1)

Justin A. Renz, C.P.A., M.S.T., M.B.A.	11/5/2015	30,000	537,300
Christopher B. Primiano, J.D., M.B.A.	11/5/2015	30,000	537,300

(1)	Amounts listed represent the aggregate fair value amount computed as of the grant date of the restricted stock unit awards granted in accordance with FASB ASC Topic 718.

Each RSU granted to our named executive officers represents the right to receive one share of our common stock upon vesting of the RSU. The RSUs vest as to 50% of the original number of RSUs on the first anniversary of the grant date and 50% of the original number of RSUs on the second anniversary of the grant date, subject to acceleration upon termination of employment by us without cause. In the event that such officer’s employment is terminated by us without cause before the first anniversary of the grant date, the number of RSUs that would have vested on such date will immediately vest in full on such officer’s date of termination. In the event that such officer’s employment is terminated by us without cause after the first anniversary of the grant date but before the second anniversary of the grant date, 50% of the RSUs that would have vested on the second anniversary of the grant date will immediately vest in full on such officer’s date of termination. Prior to the issuance of shares of our common stock following the vesting of the RSUs, the holder has no rights as a stockholder with respect to the shares issuable with respect to the RSUs, including no voting rights and no right to receive dividends or dividend equivalents.

2015 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for each of our named executive officers at December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Michael G. Kauffman, M.D., Ph.D.	42,424			$0.26	12/11/2021
	29,166	4,167	(2)	$0.26	12/13/2021
	270,169	210,134	(3)	$4.75	9/2/2023
	69,999	70,001	(4)	$23.66	12/17/2023
		200,000	(5)	$26.65	01/18/2025
Sharon Shacham, Ph.D., M.B.A.	39,264			$0.03	10/21/2020
	63,593			$0.03	10/21/2020
	23,567			$0.03	10/31/2020
	7,856			$0.03	10/31/2020
	39,394			$0.26	12/11/2021
	26,514	3,789	(2)	$0.26	12/13/2021
	270,169	210,134	(3)	$4.75	9/2/2023
	69,999	70,001	(4)	$23.66	12/17/2023
		200,000	(5)	$26.65	01/18/2025
Justin A. Renz, C.P.A., M.S.T.,	81,666	163,334	(6)	$40.95	09/10/2024
		45,000	(5)	$26.65	01/18/2025
						30,000	(7)	$397,500
Christopher B. Primiano, J.D., M.B.A.	32,812	42,188	(8)	$32.40	04/15/2024
		125,000	(5)	$26.65	01/18/2025
		75,000	(9)	$14.94	09/17/2025
						30,000	(7)	$397,500

(1)	Represents the market value of the shares based on the closing price of our common stock on December 31, 2015 of $13.25 per share.
(2)	The unvested awards are scheduled to vest in equal monthly installments through June 1, 2016.
(3)	The unvested awards are scheduled to vest in equal monthly installments through September 1, 2017.
(4)	The unvested awards are scheduled to vest in equal monthly installments through December 1, 2017.
(5)	The unvested awards vested with respect to 25% of the shares on January 19, 2016, and the remaining unvested awards are scheduled to vest in equal monthly installments through January 1, 2019.
(6)	The unvested awards are scheduled to vest in equal monthly installments through August 1, 2018.
(7)	The unvested awards are scheduled to vest with respect to 15,000 shares on November 5, 2016 and with respect to 15,000 shares on November 5, 2017.
(8)	The unvested awards are scheduled to vest in equal monthly installments through March 1, 2018.
(9)	The unvested awards are scheduled to vest with respect to 25% of the shares on September 18, 2016, and the remaining unvested awards are scheduled to vest in equal monthly installments through September 18, 2019.

Employment Agreements, Severance and Change in Control Arrangements

Historically, we have entered into employment agreements with each of our named executive officers pursuant to which such named executive officers are employed “at will,” meaning the executive or we may terminate the employment arrangement at any time. Such employment agreements establish the named executive officer’s title, initial compensation arrangements, eligibility for benefits made available to employees generally and also provide for certain benefits upon termination of employment under specified conditions. The following summarizes such termination benefits under our named executive officers’ existing employment agreements.

In January 2015, our compensation committee authorized us to enter into a revised employment agreement with Mr. Renz, and our board of directors, following the recommendation of our compensation committee, authorized us to enter into revised employment agreements with Drs. Kauffman and Shacham. In September 2015, our compensation committee authorized us to enter into a revised employment agreement with Mr. Primiano. The revised employment agreements were intended to ensure that overall compensation for each named executive officer provides appropriate retention and performance incentives based in part on the recommendations of our compensation consultant and the review and approval of our compensation committee or board of directors, as applicable.

Benefits Provided Upon Termination Without Cause or for Good Reason Upon a Change in Control

Under the terms of the amended employment agreements we have entered into in January 2015 with each of Drs. Kauffman and. Shacham and Mr. Renz, and in September 2015 with Mr. Primiano, we have agreed to provide the benefits described below.

If we terminate Dr. Kauffman’s employment without cause or if Dr. Kauffman terminates his employment for good reason, in either case, prior to a change of control, we will be required to pay as severance to Dr. Kauffman his base salary for 12 months. If we terminate Dr. Kaufman’s employment without cause or if Dr. Kauffman terminates his employment for good reason, in either case, after a change of control, we will be required to pay as severance to Dr. Kauffman his base salary for 18 months. If Dr. Kauffman elects to continue his and his eligible dependents’ participation in our medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, or COBRA, we will pay the monthly premium to continue such coverage during the applicable severance period.

If we terminate Dr. Shacham’s employment without cause or if Dr. Shacham terminates her employment for good reason, in either case, prior to a change of control, we will be required to pay as severance to Dr. Shacham her base salary for nine months. If we terminate Dr. Shacham’s employment without cause or if Dr. Shacham terminates her employment for good reason, in either case, after a change of control, we will be required to pay as severance to Dr. Shacham her base salary for 12 months. If Dr. Shacham elects to continue her and her eligible dependents’ participation in our medical and dental benefit plans pursuant to COBRA, we will pay the monthly premium to continue such coverage during the applicable severance period.

If we terminate Mr. Renz’s employment without cause or if Mr. Renz terminates his employment for good reason, in either case, prior to a change of control, we will be required to pay as severance to Mr. Renz his base salary for six months. If we terminate Mr. Renz’s employment without cause, or if Mr. Renz resigns for good reason, in either case, within one year following a change of control, we will be required to pay as severance to Mr. Renz his base compensation for 12 months. If Mr. Renz elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will pay the monthly premium to continue such coverage during the applicable severance period.

If we terminate Mr. Primiano’s employment without cause or if Mr. Primiano terminates his employment for good reason, in either case, prior to a change of control, we will be required to pay as severance to Mr. Primiano his base salary for six months. If we terminate Mr. Primiano’s employment without cause, or if Mr. Primiano resigns for good reason, in either case, within one year following a change of control, we will be required to pay as severance to Mr. Primiano his base compensation for 12 months. If Mr. Primiano elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will pay the monthly premium to continue such coverage during the applicable severance period.

We entered into restricted stock unit agreements with Mr. Renz and Mr. Primiano in November 2015. Under these agreements, each of Mr. Renz and Mr. Primiano were granted 30,000 restricted stock units, or RSUs, 50% of which vest on November 5, 2016 and 50% of which vest on November 5, 2017. If Mr. Renz’s or Mr. Primiano’s employment is terminated by us without cause or by Mr. Renz or Mr. Primiano for good reason, 50% of the unvested RSUs shall immediately vest in full on the named executive officer’s date of termination.

Non-Disclosure Agreements

We have entered into non-disclosure and inventions assignment agreements with Drs. Kauffman and Shacham and Messrs. Renz and Primiano. Under the non-disclosure and inventions assignment agreements, Drs. Kauffman and Shacham and Messrs. Renz and Primiano have agreed (i) not to compete with us during his or her employment and for a period of twelve months after the termination of his or her employment; (ii) not to solicit our employees or customers during his or her employment and for a period of twelve months after the termination of his or her employment; (iii) to protect our confidential and proprietary information, and (iv) to assign to us related intellectual property that is developed during the course of his or her employment.

Equity Compensation Plans and Other Benefits

2013 Stock Incentive Plan

Our board of directors adopted, and our stockholders approved, the 2013 Stock Incentive Plan, which we refer to as the 2013 Plan, which became effective immediately prior to the closing of our initial public offering. The 2013 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock-based awards. As of March 31, 2016, 887,316 shares of our common stock are reserved for issuance under the 2013 Plan. Additional shares of our common stock may also become available for issuance under the 2013 Plan. The number of such additional shares is equal to the sum of (1) the number of shares of our common stock subject to outstanding awards under the 2010 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right and (2) an annual increase to be added on the first day of each fiscal year, until, and including, the fiscal year ending December 31, 2023, equal to the least of (A) 1,939,393 shares of our common stock, (B) 4% of the number of shares of our common stock outstanding on the first day of the fiscal year, and (C) an amount determined by our board of directors.

Our employees, officers, directors, consultants, and advisors, and employees, officers, directors, consultants, and advisors of any of our present or future parent or subsidiary corporations and any other business venture (including, without limitation, joint venture or limited liability company) in which we have a controlling interest, as determined by our board of directors, are eligible to be granted awards under the 2013 Plan. However, incentive stock options may only be granted to employees who are eligible to receive incentive stock options under the Internal Revenue Code.

The 2013 Plan is administered by our board of directors, a committee appointed by our board of directors or one or more officers appointed by such committee or the board of directors. Pursuant to the terms of the 2013 Plan, our board of directors or such committee or officers (subject to the below) selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the conditions and limitations applicable to the exercise of options;

•	the type of options to be granted;

•	the duration of options, which may not be in excess of ten years;

•	the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant; and

•	the number of shares of our common stock subject to any stock appreciation rights, restricted stock awards, restricted stock unit awards, or other stock-based awards and the terms and conditions of such awards, including conditions for vesting and repurchase (or forfeiture), issue price and repurchase price (provided that the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of stock appreciation rights may not be in excess of ten years).

Our board of directors has delegated its powers under the 2013 Plan to our compensation committee. As described above in the section “Corporate Governance—Committees of the Board of Directors—Compensation Committee,” our compensation committee has delegated the authority to members of our senior management to grant options and awards of restricted stock units to new employees below the level of vice president, subject to specified limitations.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors is required by the 2013 Plan to make equitable adjustments, in a manner determined by our board of directors, to:

•	the number and class of securities available under, and the share counting rules set forth in, the 2013 Plan;

•	the number and class of securities and exercise price per share of each outstanding option;

•	the share and per-share provisions and measurement price of each outstanding stock appreciation right;

•	the number of shares and the repurchase price per share subject to each outstanding restricted stock award or restricted stock unit award; and

•	the share and per-share-related provisions and purchase price, if any, of any other outstanding stock-based award.

In connection with a merger or other reorganization event (as defined in the 2013 Plan), our board of directors may take any one or more of the following actions as to all or any portion of any outstanding awards other than restricted stock, on such terms as it determines:

•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice to a participant, provide that all of the participant’s unvested and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice;

•	in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for termination of such award; and/or

•	provide that in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings).

Our board of directors is not obligated under the 2013 Plan to treat all awards, all awards held by a participant, or all awards of the same type, identically in connection with a reorganization event.

In the case of restricted stock unit awards that are subject to Section 409(a) of the Internal Revenue Code, no assumption or substitution will be permitted and the restricted stock unit awards will instead be settled in accordance with the terms of the applicable restricted stock unit agreement, and in certain circumstances, any unvested restricted stock unit awards will be terminated immediately prior to the consummation of the reorganization event without any payment in exchange therefor.

Upon the occurrence of a reorganization event other than our liquidation or dissolution, the repurchase and other rights with respect to outstanding awards of restricted stock will continue for the benefit of the successor company and will, unless our board of directors otherwise determines, apply to the cash, securities or other property into which our common stock was converted into or exchanged for pursuant to the reorganization event in the same manner and to the same extent as they applied to such restricted stock. Upon the occurrence of a reorganization event involving our liquidation or dissolution, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied, unless otherwise provided in the instrument evidencing the award of restricted stock or any other agreement between a participant and us.

At any time, our board of directors may provide that any award under the 2013 Plan shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

In addition, the 2013 Plan provides that, notwithstanding the provisions of the plan that may apply upon a reorganization event and except as otherwise provided for in the instrument evidencing an option or award of restricted stock or any other agreement between us and the participant, upon the occurrence of a change in control event (as defined in the 2013 Plan) each option shall become immediately exercisable and each award of restricted stock shall become immediately free from all conditions and restrictions, if, in either case, the employment of the participant holding such award is terminated by us (or our acquiring or succeeding corporation) without cause (as defined in the 2013 Plan) or by the participant for good reason (as defined in the 2013 Plan), on or prior to the first anniversary of the date of the change in control event. Our board of directors may specify in an award at the time of grant the effect of a change in control event on any stock appreciation right, restricted stock unit or other stock-based award.

Except with respect to certain actions requiring stockholder approval under the Internal Revenue Code or the rules of the Nasdaq Stock Market, our board of directors may amend, modify or terminate any outstanding award under the 2013 Plan, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option into a non-qualified stock option, subject to certain participant consent requirements. Unless our stockholders approve such action, the 2013 Plan provides that we may not (except as otherwise permitted in connection with a change in capitalization or reorganization event):

•	amend any outstanding stock option or stock appreciation right granted under the 2013 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•	cancel any outstanding option or stock appreciation right (whether or not granted under the 2013 Plan) and grant in substitution therefor new awards under the 2013 Plan (other than substitute awards permitted in connection with a merger or consolidation of an entity with us or our acquisition of property or stock of another entity) covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise or measurement price per share above the then-current fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

No award may be granted under the 2013 Plan after October 21, 2023, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the 2013 Plan or any portion thereof at any time, subject to certain stockholder approval requirements and limitations under the Internal Revenue Code.

2013 Employee Stock Purchase Plan

Our board of directors adopted, and our stockholders approved, the 2013 Employee Stock Purchase Plan, or the 2013 ESPP. The 2013 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The board of directors has delegated authority for administering the 2013 ESPP to our compensation committee. The 2013 ESPP provides participating employees with the opportunity to purchase shares of our common stock. As of March 31, 2016, 537,908 shares of our common stock are reserved for issuance under the 2013 ESPP. Additional shares of our common stock may also become available for issuance under the 2013 ESPP. The number of shares of our common stock reserved for issuance under the 2013 ESPP will automatically increase on the first day of each fiscal year through December 31, 2023, in an amount equal to the least of (1) 484,848 shares of our common stock, (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable year, and (3) an amount determined by our board of directors.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2013 ESPP, are eligible to participate in the 2013 ESPP, provided that:

•	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;

•	such person has been employed by us or by a designated subsidiary for at least 30 days prior to enrolling in the 2013 ESPP; and

•	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2013 ESPP.

No employee may purchase shares of our common stock under the 2013 ESPP and any of our other employee stock purchase plans in excess of $25,000 of the fair market value of our common stock (as of the date of the option grant) in any calendar year. In addition, no employee may purchase shares of our common stock under the 2013 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock.

Each offering to our eligible employees to purchase stock under the 2013 ESPP will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. Our board of directors may, at its discretion, choose a different period of not more than 12 months for offerings. The first six-month offering period under the 2013 ESPP began on May 1, 2014 and subsequent offering periods occur over each successive six-month period thereafter until the board of directors determines otherwise.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2013 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2013 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may for any reason withdraw from participation in an offering prior to the end of an offering period and permanently draw out the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee’s account will be paid to the employee.

We will be required to make equitable adjustments to the number and class of securities available under the 2013 ESPP, the share limitations under the 2013 ESPP, and the purchase price for an offering period under the 2013 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2013 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2013 ESPP on such terms as our board or committee determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

•	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2013 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2013 ESPP or any portion thereof. We will obtain stockholder approval for any amendment if such approval is required by

Section 423 of the Internal Revenue Code. Further, our board of directors may not make any amendment that would cause the 2013 ESPP to fail to comply with Section 423 of the Internal Revenue Code. The 2013 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

2010 Stock Incentive Plan

In July 2013, our board of directors adopted and our stockholders approved the amended and restated 2010 stock incentive plan, which we refer to as the 2010 Plan. The 2010 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, and other stock-based awards. We no longer grant awards under the 2010 Plan, but awards remain outstanding under the 2010 Plan in accordance with their terms.

The 2010 Plan is administered by our board of directors. Pursuant to the terms of the 2010 Plan, our board of directors selected the recipients of awards and determined:

•	the number of shares of our common stock covered by options;

•	the terms, conditions and limitations applicable to the grant or exercise of options and to the common stock to be issued upon exercise of each option, including vesting provisions, repurchase provisions and restrictions upon sale or transfer thereof;

•	the type of options to be granted;

•	the vesting and duration of options;

•	the exercise price of options; and

•	the number of shares of our common stock subject to and the terms and conditions of any restricted stock awards, restricted stock unit awards, or other stock-based awards, including conditions for repurchase (or forfeiture) and repurchase price.

To the extent permitted by applicable law, our board of directors may delegate its powers under the 2010 Plan to one or more committees or subcommittees of our board or to one or more of our executive officers.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of shares, spin-off or other similar change in capitalization or event, we are required by the 2010 Plan to make appropriate adjustments, in a manner determined by our board, to:

•	the number and class of securities available and the per-participant share limits under the 2010 Plan;

•	the number and class of securities, vesting schedule, and exercise price per share of each outstanding award;

•	the repurchase price per security subject to repurchase; and

•	the terms of each other outstanding stock-based award.

Upon the consummation of a merger or other event constituting an acquisition (as defined in the 2010 Plan), our board of directors or the board of directors of the surviving or acquiring entity shall, as to outstanding awards under the 2010 Plan (on the same basis or on different bases), either:

•	make appropriate provision for the continuation or assumption of such awards or substitute on an equitable basis for the shares then subject to such awards either (1) the consideration payable with respect to the outstanding shares of our common stock in connection with the acquisition, (2) shares of stock of the surviving or acquiring corporation, or (3) such other securities or other consideration as the applicable board deems appropriate, the fair market value of which shall not materially differ from the fair market value of the shares of our common stock subject to such awards immediately preceding the acquisition;

•	upon written notice, provide that one or more awards then outstanding must be exercised (to the extent then vested), in whole or in part, within a specified number of days of the date of such notice, at the end of which period such awards shall terminate; or

•	provide that one or more awards then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the applicable board in its sole discretion) for the vested shares subject to such awards over the exercise price, if any, thereof.

Unless otherwise determined by the applicable board of directors, any repurchase rights or other rights that relate to an award shall continue to apply to consideration, including cash that has been substituted, assumed or amended for an award in connection with an acquisition. We may require that all or any portion of such consideration payable in respect of an award in connection with an acquisition shall be held in escrow (including in an escrow pursuant to the agreement effecting such acquisition) in order to effectuate any continuing restrictions.

At any time, our board of directors may provide that any award under the 2010 Plan shall become immediately exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Our board of directors may amend, modify or terminate any outstanding award under the 2010 Plan, including, but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, subject to certain participant consent requirements. In addition, our board of directors may, without stockholder approval, amend any outstanding option to reduce the exercise price of such option or cancel any outstanding option and grant in substitution therefor new options covering the same or a different number of shares of our common stock and having a lower exercise price than the cancelled options. Our board of directors may amend, suspend or terminate the 2010 Plan or any portion thereof at any time.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our U.S.-based employees are eligible to participate in the 401(k) plan, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 (an additional $6,000 in contributions is allowed for participants age 50 and over) in 2015, and have the amount of the reduction contributed to the 401(k) plan. We also match employee contributions to 401(k) plans up to a maximum of 4% of an employee’s cash compensation during each pay period.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Since January 1, 2015, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Participation in Public Offering

In July 2014, we conducted a public offering of our common stock in which certain of our 5% stockholders and their affiliates purchased an aggregate of 950,000 shares. Each of those purchases was made through the underwriters at the public offering price. The following table sets forth the aggregate number of shares of our common stock that these 5% stockholders and their affiliates purchased in our public offering:

Purchaser	Shares of Common Stock
FMR LLC and affiliates	900,000
Franklin Resources, Inc. and affiliates	50,000

Registration Rights

We are a party to a third amended and restated investors’ rights agreement, last amended in July 2013, with the former holders of our preferred stock, including certain of our directors, executive officers and 5% stockholders and their affiliates. The investor rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Severance and Change in Control Agreements

See the “Executive Compensation—Employment Agreements, Severance and Change in Control Arrangements” section of this proxy statement for a further discussion of these arrangements.

Indemnification of Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. In addition, we have entered into indemnification agreements with each of our directors that that require us, among other things, to indemnify each director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors. See the “Corporate Governance—Limitation of Liability and Indemnification” section of this proxy statement for a further discussion of these arrangements.

Consulting Arrangements

We are party to a consulting agreement with Mirza Consulting, an entity that is wholly owned by Dr. Mirza, a member of our board of directors. Pursuant to this agreement, we paid Dr. Mirza (through such entity) a consulting fee of $22,500 per month during the fiscal year ended December 31, 2015. We have agreed to pay Dr. Mirza a consulting fee of $22,500 per month from January 1, 2016 through June 30, 2016; $16,875 per month from July 1, 2016 through September 30, 2016; and $11,250 per month from October 1, 2016 through December 31, 2016.

Pursuant to a consulting agreement with Dr. Tami Rashal, the sister of Dr. Shacham, our President and Chief Scientific Officer, and the sister-in-law of Dr. Kauffman, our Chief Executive Officer and member of our board of directors, we paid Dr. Rashal a year-end consulting fee of $27,500 in February 2015 related to work performed in 2014. Dr. Rashal became a full-time employee on March 1, 2015, and we agreed to pay her an annual base salary of $206,000 and a $15,000 reimbursement for her relocation to our headquarters in Newton, Massachusetts. In connection with Dr. Rashal’s April 30, 2015 termination, she received a lump-sum severance payment on July 15, 2015, in the amount of $51,500.

The compensation described above for Drs. Mirza and Rashal was reviewed by our compensation committee and approved by our audit committee pursuant to the policies and procedures for the review of related party transactions, which are described below.

Business Arrangement

We have a business relationship with Metamark Genetics, Inc., whereby Metamark performs digital slide scanning for us. From January 1, 2015 through April 19, 2016, our payments to Metamark for such services totaled $138,970. Chione Ltd. owns more than 10% of the outstanding equity of both Karyopharm and Metamark. Additionally, Mr. Weg, a member of our board of directors, served as the Chief Executive Officer of Metamark until February 2016. Because Chione and Mr. Weg are related parties and the amounts payable to Metamark for the period described herein exceed $120,000, the transaction is a related party transaction and is subject to, among other things, our Related Person Transaction Policy, which requires audit committee approval of any related party transaction. The audit committee has reviewed the material terms related to the services and the compensation provided by Karyopharm for the services performed for the year ended December 31, 2015 and the services proposed to be performed during the year ending December 31, 2016. In each case, such services were authorized by our audit committee.

Policies and Procedures for Related Person Transactions

On October 8, 2013, our board of directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review, and approval will occur prior to effectiveness or consummation of the related person transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the related person transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and the board has directed that management submit the selection of the company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. Ernst & Young LLP was appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014 on April 11, 2014. RSM US LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2013. See “—Change in Independent Registered Public Accounting Firm” below.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law or our certificate of incorporation or our bylaws. However, the board is submitting the audit committee’s selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accountant Fees

Ernst & Young LLP

	Year Ended December 31,
	2015	2014
Audit Fees(1)	$386,000	$378,500
Audit Related Fees(2)	—	—
Tax Fees(3)	127,000	93,500
All Other Fees(4)	—	—

Total	$513,000	$472,000

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements. Included in the 2014 Audit Fees are fees billed in connection with our July 2014 and January 2015 public offerings. Included in the 2015 Audit Fees are fees billed in connection with our December 2015 “at-the-market” offering.
(2)	Audit Related Fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred by the company in 2015 or 2014.
(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm.
(4)	There were no such fees incurred in 2015 or 2014.

The audit committee has considered the services listed above to be compatible with maintaining Ernst & Young LLP’s independence.

Change in Independent Registered Public Accounting Firm

On April 11, 2014, the audit committee selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and dismissed RSM US LLP from service as our independent registered public accounting firm. We formally engaged Ernst & Young LLP on April 17, 2014.

RSM US LLP’s reports on our financial statements as of and for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through April 11, 2014, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and RSM US LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM US LLP, would have caused RSM US LLP to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through April 16, 2014, neither we, nor anyone on our behalf, consulted Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us by Ernst & Young LLP that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2014 and 2015. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST  & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2016, by:

•	each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of 35,924,738 shares of our common stock outstanding as of March 31, 2016. The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2016 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Chione Ltd.(1)	9,000,000	25.05%
Entities Affiliated with FMR LLC(2)	5,359,831	14.92%
Entities Affiliated with Franklin Resources, Inc.(3)	5,168,970	14.39%

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Palo Alto Investors, LLC(4)	3,112,645	8.66%
Entities Affiliated with Delphi Ventures(5)	2,263,006	6.30%

Named Executive Officers and Directors
Michael G. Kauffman, M.D., Ph.D.(6)	2,541,574	7.07%
Sharon Shacham, Ph.D., M.B.A.(7)	2,541,574	7.07%
Justin A. Renz, C.P.A., M.S.T., M.B.A.(8)	128,827	*
Christopher B. Primiano, J.D., M.B.A.(9)	83,840	*
Garen Bohlin(10)	26,849	*
Mikael Dolsten, M.D.(11)	17,221	*
J. Scott Garland(12)	19,999	*
Barry E. Greene(13)	34,299	*
Mansoor Raza Mirza, M.D.(14)	64,958	*
Deepika R. Pakianathan, Ph.D.(15)	2,296,339	6.39%
Kenneth E. Weg(16)	33,111	*
All executive officers and directors as a group (12 persons) (17)	5,313,349	14.79%

*	Less than 1%.
(1)	Consists of shares of common stock owned directly by Chione Ltd. The board of directors of Chione, comprised of Marcin Czernik, Andreas Hadjimichael and George Hadjimichael, and its sole stockholder, Wiaczeslaw Smolokowski, may be deemed to share voting and investment power and beneficial ownership of such shares of Common Stock. Each of such directors and stockholder disclaims such voting and investment power and beneficial ownership except to the extent of any pecuniary interest therein. The shares held by Chione Ltd. do not include any shares held by Plio Limited, which has the same directors as Chione Ltd. and as to which each of such directors may be deemed to share voting and investment power and beneficial ownership. Each of such directors disclaims such voting and investment power and beneficial ownership with respect to shares held by Plio Limited. The address for Chione Ltd. is Simou Menardou 8, Ria Court 8, Office 101, 6015 Larnaca, Cyprus. The address for Mr. Smolokowski is Chalet Lenotchka, Chemin des Marais 1, Chesieres, Switzerland. For information regarding Chione Ltd. and its affiliates, we have relied on Amendment 1 to Schedule 13G filed by Chione Ltd. with the SEC on March 9, 2016.
(2)	FMR LLC reports sole voting power with respect to 15,500 shares and sole dispositive power with respect to 5,359,831 shares. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Select Biotechnology Portfolio reports sole voting power with respect to 3,571,115 shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210. For information regarding FMR LLC and its affiliates, we have relied on Amendment 3 to Schedule 13G filed by FMR LLC with the SEC on February 12, 2016.
(3)

The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of Franklin Resources, Inc. (“FRI”). Franklin Advisers, Inc. reports sole voting power and sole dispositive power with respect to 5,144,384 shares. Fiduciary Trust Company International reports sole voting power and sole dispositive power with respect to 23,200 shares. Franklin Templeton Investments (Asia) Ltd. reports sole voting power and sole dispositive power with respect to 1,386 shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest in any of these securities. The address of FRI is One Franklin Parkway, San Mateo, CA 94403-1906. For information regarding FRI and its affiliates, we have relied on Amendment No. 2 to Schedule 13G filed by FRI with the SEC on February 9, 2016.
(4)	Palo Alto Investors, LLC (“PAI”) is a registered investment adviser and is the general partner and investment adviser of Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”) and other investment limited partnerships and is the investment adviser to other investment funds. PAI’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held by PAI. No individual client, other than Healthcare Master II, separately holds more than five percent of the outstanding shares held by PAI. Patrick Lee, MD and Anthony Joonkyoo Yun, MD co-manage PAI. Dr. Lee reports shared voting power and shared dispositive power with respect to 3,112,645 shares. Dr. Yun reports shared voting power and shared dispositive power with respect to 3,112,645 shares. PAI reports shared voting power and shared dispositive power with respect to 3,112,645 shares. Healthcare Master II reports shared voting power and shared dispositive power with respect to 1,880,403 shares. Each of PAI, Dr. Lee, Dr. Yun and Healthcare Master II disclaims beneficial ownership of the shares held by PAI except to the extent of each party’s pecuniary interest therein. The address for PAI is 470 University Avenue, Palo Alto, CA 94301. For information regarding PAI and its affiliates, we have relied on Schedule 13G filed by PAI with the SEC on February 16, 2016.
(5)	Delphi Ventures VIII, L.P. (“Delphi VIII”) directly holds 2,241,123 shares of common stock. Delphi BioInvestments VIII, L.P. (“DBI VIII”) directly holds 21,883 shares of common stock. Delphi Management Partners VIII, L.L.C. (“DMP VIII”) is the general partner of Delphi VIII and DBI VIII (together, the “Delphi VIII Funds”) and may be deemed to have sole voting and dispositive power over the shares held by the Delphi VIII Funds. DMP VIII and each of James J. Bochnowski, David L. Douglass, Douglas A. Roeder and Deepika R. Pakianathan, Ph.D., the Managing Members of DMP VIII who may be deemed to share voting and dispositive power over the reported securities, disclaim beneficial ownership of the reported securities held by Delphi VIII Funds except to the extent of any pecuniary interest therein. The address for Delphi Ventures and affiliates is 160 Bovet Rd., Suite 408, San Mateo, CA 94402. For information regarding the Delphi VIII Funds, we have relied on the Form 4 filed by Deepika R. Pakianathan on January 13, 2015.
(6)	Consists of (a) 546,510 shares of common stock underlying options held by Michael Kauffman that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date, (b) 559,452 shares of common stock held by Michael Kauffman, (c) 674,793 shares of common stock underlying options held by Sharon Shacham, who is the spouse of Michael Kauffman, that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date and (d) 760,819 shares of common stock held by Sharon Shacham.
(7)	Consists of (a) 674,793 shares of common stock underlying options held by Sharon Shacham that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date, (b) 760,819 shares of common stock held by Sharon Shacham, (c) 546,510 shares of common stock underlying options held by Michael Kauffman, who is the spouse of Sharon Shacham, that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date and (d) 559,452 shares of common stock held by Michael Kauffman.
(8)	Consists of (a) 6,642 shares of common stock and (b) 122,185 shares of common stock underlying options that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date.

(9)	Consists of (a) 1,550 shares of common stock and (b) 82,290 shares of common stock underlying options that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date.
(10)	Consists of 26,849 shares of common stock underlying options that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date.
(11)	Consists of 17,221 shares of common stock underlying options that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date.
(12)	Consists of 19,999 shares of common stock underlying options that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date.
(13)	Consists of (a) 3,000 shares of common stock and (b) 31,299 shares of common stock underlying options that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date.
(14)	Consists of (a) 54,605 shares of common stock underlying options held by Mansoor Raza Mirza that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date and (b) 10,353 shares of common stock underlying options held by Mirza Consulting, a Danish company wholly-owned by Mansoor Raza Mirza, that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date.
(15)	Consists of (a) 33,333 shares of common stock underlying options held by Deepika R. Pakianathan that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date, (b) 2,241,123 shares of common stock held by Delphi VIII and (c) 21,883 shares of common stock held by DBI VIII. DMP VIII is the general partner of Delphi VIII and DBI VIII and may be deemed to have sole voting and dispositive power over the shares held by the Delphi VIII Funds. DMP VIII and each of James J. Bochnowski, David L. Douglass, Douglas A. Roeder and Deepika R. Pakianathan, Ph.D., the Managing Members of DMP VIII who may be deemed to share voting and dispositive power over the reported securities, disclaim beneficial ownership of the reported securities held by Delphi VIII Funds except to the extent of any pecuniary interest therein.
(16)	Consists of (a) 5,000 shares of common stock and (b) 28,111 shares of common stock that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date.
(17)	Includes 1,710,880 shares of common stock underlying options that are exercisable as of March 31, 2016 or will become exercisable within 60 days after such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2015, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2015. As of December 31, 2015, we had three equity compensation plans, each of which was approved by our stockholders: the 2010 Plan, the 2013 Plan and the 2013 ESPP.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,443,317	$19.91	967,088
Equity compensation plans not approved by security holders	—	—	—
Total	4,443,317	$19.91	967,088

(1)	As of December 31, 2015, there are 429,180 shares available for future issuance of stock, option and other awards under the 2013 Plan, and 537,908 shares available for future issuance under the 2013 ESPP.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2017 must be received by us no later than December 30, 2016, which is 120 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with this year’s annual meeting of stockholders, in order to be included in our proxy statement and form of proxy relating to the 2017 annual meeting of stockholders, unless the date of the 2017 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2016 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2017 annual meeting of stockholders, such a proposal must be received by us no earlier than February 16, 2017 and no later than March 18, 2017. However, if the date of the 2017 annual meeting of stockholders is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2017 annual meeting of stockholders. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to:

Karyopharm Therapeutics Inc.

85 Wells Avenue

Newton, Massachusetts 02459

Attention: Corporate Secretary

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, banks, brokerage firms or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, brokerage firm or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your bank, brokerage firm or other intermediary from whom you received such mailing. We will promptly deliver a separate copy of the proxy statement and/or annual report to you if you contact us at the following address or telephone number: Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary, (617)-658-0600. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their bank, brokerage firm or other intermediary or by contacting us at the address or telephone number above.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

DIRECTIONS TO ANNUAL MEETING

Directions to the 2016 Annual Meeting of Stockholders, to be held at our headquarters, 85 Wells Avenue, Newton, Massachusetts 02459, are set forth below.

From the North, West and East

Route 95 South to Exit 19B, Highland Avenue. Turn left onto Hunting Avenue. Take 3rd left onto Kendrick Street. Kendrick Street becomes Nahanton Street. Turn right onto Wells Avenue. 85 Wells Avenue is on the right.

From the South

Route 95 North to Exit 19A, Highland Avenue. Take the second right onto 2nd Avenue. Turn right on 4th Avenue. Turn left onto Kendrick Street. Kendrick Street becomes Nahanton Street. Turn right onto Wells Avenue. 85 Wells Avenue is on the right.

KARYOPHARM THERAPEUTICS INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89648-P59679                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KARYOPHARM THERAPEUTICS INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each director nominee and FOR Proposal 2:
1. Election of Class III Directors		☐	☐	☐
Nominees:
01) Garen G. Bohlin
02) Mikael Dolsten, M.D., Ph.D.
03) Michael G. Kauffman, M.D., Ph.D.
							For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.							☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of each director nominee and FOR Proposal 2 and in the discretion of the proxies upon such other matters as may properly come before the annual meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M89649-P59679

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 16, 2016

The stockholder(s) hereby appoint(s) Christopher B. Primiano and Justin A. Renz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KARYOPHARM THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Eastern Time on June 16, 2016, at 85 Wells Avenue, Newton, MA 02459, and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE